Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES THIRD QUARTER NET INCOME OF $37.4 MILLION ($0.86 PER DILUTED COMMON SHARE); APPROVES DIVIDEND

NORWICH, NY (October 26, 2021) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and nine months ended September 30, 2021.

Net income for the three months ended September 30, 2021 was $37.4 million, or $0.86 per diluted common share. Net income increased $2.3 million from the third quarter of 2020, primarily due to changes in the estimated impact of the COVID-19 pandemic on expected credit losses. The third quarter 2020 provision for loan losses was $3.3 million compared to the third quarter 2021 provision release of $3.3 million. Net income decreased $2.9 million from the previous quarter primarily due to a lower net benefit from provision for loan losses and slightly higher noninterest expense, partly offset by higher noninterest income.

Pre-provision net revenue (“PPNR”)1 for the third quarter of 2021 was $47.4 million compared to $49.0 million in the previous quarter and $49.6 million in the third quarter of 2020. Income from Paycheck Protection Program (“PPP”) loans decreased $1.9 million and $1.8 million from the previous quarter and the third quarter of 2020, respectively.

CEO Comments

“We continue to experience momentum across the markets we serve. Our team is focused on our customers and successful execution of our key strategies,” said NBT President and CEO John H. Watt, Jr. “Across our New England footprint, we are advancing our growth strategy by leveraging the market disruption occurring in that region. Our balance sheet is strong and it continues to provide us optionality to deploy capital in a strategic manner, and we are actively exploring opportunities.”

Third Quarter Financial Highlights

Net Income	■ Net income of $37.4 million ■ Diluted earnings per share of $0.86
Net Interest Income / NIM
■    Net interest income on a fully taxable equivalent basis was $78.0 million[1]
■    Net interest margin (“NIM”) on a fully taxable equivalent basis was 2.88%[1], down 12 basis points (“bps”) from the prior quarter
■     Total cost of deposits of 0.10%

PPNR	■ PPNR[1] was $47.4 million compared to $49.0 million in the second quarter of 2021 and $49.6 million in the third quarter of 2020
Loans and Credit Quality
■    Period end total loans were $7.6 billion, up 1%, annualized, from December 31, 2020
■    Excluding $276 million and $431 million of PPP loans at September 30, 2021 and December 31, 2020, respectively, period end loans increased $222 million or 3% from December 31, 2020
■    Allowance for loan losses to total loans of 1.23% (1.28% excluding PPP loans and related allowance), down 8 bps from the second quarter 2021 (down 10 bps excluding PPP loans and related allowance)
■    Net charge-offs to average loans was 0.11%, annualized (0.12% excluding PPP loans)
■    Nonperforming loans to total loans was 0.51% (0.53% excluding PPP loans), down from 0.57% in the prior quarter

Capital	■ Tangible book value per share[2] grew 2% for the quarter and 10% from prior year to $21.95 at September 30, 2021 ■ Tangible equity to assets of 8.13%[1] ■ CET1 ratio of 12.20%; Leverage ratio of 9.47%

Loans

■	Period end total loans were $7.6 billion at September 30, 2021 and $7.5 billion at December 31, 2020.
■
Excluding PPP loans, period end loans increased $222 million from December 31, 2020. Commercial and industrial loans increased $15.0 million to $1.5 billion; commercial real estate loans increased $123.9 million to $2.3 billion; and total consumer loans increased $83.3 million to $3.5 billion.

■	Total PPP loans as of September 30, 2021 were $276 million (net of unamortized fees). The following activity occurred during the third quarter of 2021:
o	$84.7 million of loans forgiven
o	$2.9 million of interest and fees recognized into interest income compared to $4.7 million for the second quarter of 2021
■	Commercial line of credit utilization rate was 21% at September 30, 2021 compared to 22% at June 30, 2021 and compared to 25% at September 30, 2020.

Deposits

■
Average total deposits in the third quarter of 2021 were $10.0 billion, compared to $9.9 billion in the second quarter of 2021, driven by increases in non-interest bearing demand deposit accounts and savings deposit accounts, partly offset by the decrease in money market deposit accounts and time deposits accounts.

■	Loan to deposit ratio was 74.2% at September 30, 2021, compared to 82.6% at December 31, 2020.

Net Interest Income and Net Interest Margin

■	Net interest income for the third quarter of 2021 was $77.7 million, which was down $1.5 million or 1.9% from the second quarter of 2021 and down $0.3 million or 0.3% from the third quarter of 2020.
■
The NIM on a fully taxable equivalent (“FTE”) basis for the third quarter of 2021 was 2.88%, down 12 bps from the second quarter of 2021 and down 29 bps from the third quarter of 2020. The net impact of income from PPP loans and excess liquidity negatively impacted the NIM by 26 bps in the third quarter of 2021 compared to a negative 24 bps impact in the second quarter 2021. Excluding the impact of PPP lending and excess liquidity from each quarter, the NIM decreased 10 bps from the prior quarter primarily due to an 11 bp decline in earning asset yields partially offset by a 1 bp decline in the cost of interest bearing liabilities.

■
Earning asset yields for the three months ended September 30, 2021 were down 13 bps from the prior quarter and down 40 bps from the same quarter in the prior year. Earning assets grew $96.4 million or 0.9% from the prior quarter and grew $901.2 million or 9.2% from the same quarter in the prior year. The following are highlights comparing the third quarter 2021 to the prior quarter:

o	Excess liquidity resulted in a $40.0 million increase in the average balances of short-term interest bearing accounts with a yield of 0.16%.
o	The average balance of investment securities increased $112.8 million while yields declined 11 bps.
o	Loan yields decreased 12 bps to 3.84% for the quarter. Excluding PPP loans, yields decreased 10 bps from the prior quarter.
■	Total cost of deposits was 0.10% for the third quarter of 2021, down 2 bps from the prior quarter and down 9 bps from the same period in the prior year.
■
The cost of interest-bearing liabilities for the three months ended September 30, 2021 was 0.27%, down 2 bps compared to the prior quarter of 0.29% and down 18 bps from the third quarter of 2020 of 0.45%.

Credit Quality and Allowance for Credit Losses

■
Net charge-offs to total average loans of 11 bps (12 bps excluding PPP loans) compared to 7 bps (7 bps excluding PPP loans) in the prior quarter and 12 bps (13 bps excluding PPP loans) in the third quarter of 2020. 36% of the quarter’s net charge-offs were reserved for previously.

■	Nonperforming assets to total assets was 0.33% (0.34% excluding PPP loans) compared to 0.38% (0.39% excluding PPP loans) at June 30, 2021 and 0.37% (0.39% excluding PPP loans) at September 30, 2020.
■
Provision expense for the three months ended September 30, 2021 was a net benefit of $3.3 million with net charge-offs of $2.2 million. The net provision benefit was $1.9 million less than the second quarter of 2021 compared to provision expense of $3.3 million in the third quarter of 2020. The increase in net provision benefit from the third quarter of 2020 was primarily due to the impacts of an improved economic forecast on the required level of allowance for loan losses.

■
The allowance for loan losses was $93.0 million or 1.23% (1.28% excluding PPP loans and related allowance) of total loans compared to 1.31% (1.38% excluding PPP loans and related allowance) at June 30, 2021 and 1.51% (1.62% excluding PPP loans and related allowance) at September 30, 2020. The decrease in the level of allowance for credit losses was primarily due to the positive impact the forecasted improving economic conditions had on expected credit losses.

■	The reserve for unfunded loan commitments decreased to $5.3 million at September 30, 2021 compared to the prior quarter at $5.8 million.

Noninterest Income

■
Total noninterest income, excluding securities gains (losses), was $40.4 million for the three months ended September 30, 2021, up $1.3 million from the prior quarter and up $2.8 million from the prior year quarter.

■	Service charges on deposit accounts were higher than the prior quarter and the third quarter of 2020, but still significantly below pre-pandemic levels.
■	ATM and debit card fees were comparable to the prior quarter and higher than the third quarter of 2020 due to increased volume and higher per transaction rates.
■	Retirement plan administration fees were higher than the prior quarter and higher than the third quarter of 2020 driven by market performance and organic growth in relationships.
■	Wealth management fees were higher than both the prior quarter and third quarter of 2020 driven by market performance and additional new customers.
■	Other noninterest income decreased from the prior quarter due to lower swap fee income and decreased from the third quarter of 2020 driven by lower mortgage banking income.

Noninterest Expense

■	Total noninterest expense for the third quarter of 2021 was up 2.0% from the previous quarter and up 9.9% from the third quarter of 2020.
■
Salaries and benefits increased from the prior quarter and the third quarter of 2020 due to one additional day of payroll in the third quarter, increased medical expenses and higher incentive compensation accruals.

■	Data processing and communications decreased from the prior quarter driven by lower expenses related to processing of PPP loans and was comparable to the third quarter of 2020.
■	Equipment expense was comparable to the prior quarter and higher than the third quarter of 2020 due to higher technology costs associated with several digital upgrades.
■
Other expenses increased from the prior quarter and the third quarter of 2020 and included $2.3 million in non-recurring costs, primarily from estimated litigation settlement costs related to a pending lawsuit regarding certain of the Company’s deposit products and related disclosures. The Company does not anticipate further material accruals related to this legal matter.

Income Taxes

■
The effective tax rate was 22.8% for the third quarter of 2021 compared to 22.9% for the second quarter of 2021 and 23.8% for the third quarter of 2020. The lower effective tax rate compared to the third quarter of 2020 was due to the change in the level of taxable income to bring the nine months ended September 30, 2020 estimated effective tax rate to 21.75%.

Capital

■	Capital ratios remain strong with tangible common equity to tangible assets[1] at 8.13%. Tangible book value per share[2] grew 2% from the prior quarter and 10% from the prior year quarter to $21.95.
■	September 30, 2021 CET1 capital ratio of 12.20%, leverage ratio of 9.47% and total risk-based capital ratio of 15.74%.

Dividend and Stock Repurchase

■
The Board of Directors approved a fourth-quarter cash dividend of $0.28 per share at a meeting held yesterday, an increase of 3.7% from the amount paid in the fourth quarter of 2020. The dividend will be paid on December 15, 2021 to shareholders of record as of December 1, 2021.

■
The Company purchased 119,342 shares of common stock during the third quarter of 2021 at a weighted average price of $35.30 excluding commissions. As of September 30, 2021, there were 1,600,000 shares available for repurchase under this plan, which expires on December 31, 2021.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Wednesday, October 27, 2021, to review third quarter 2021 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $12.0 billion at September 30, 2021. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service retirement plan administration and recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and other legislative and regulatory responses to the coronavirus (“COVID-19”) pandemic; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes COVID-19 global pandemic; and (21) the Company’s success at managing the risks involved in the foregoing items.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and deployment, and its impact on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The Company cautions readers not place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected. Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability:
Diluted earnings per share	$0.86	$0.92	$0.91	$0.78	$0.80
Weighted average diluted common shares outstanding	43,631,497	43,792,940	43,889,889	43,973,971	43,941,953
Return on average assets[3]	1.26%	1.39%	1.46%	1.24%	1.29%
Return on average equity[3]	12.04%	13.42%	13.57%	11.59%	12.09%
Return on average tangible common equity1 3	15.97%	17.93%	18.24%	15.71%	16.51%
Net interest margin1 3	2.88%	3.00%	3.17%	3.20%	3.17%

	9 Months Ended September 30,
	2021	2020
Profitability:
Diluted earnings per share	$2.69	$1.60
Weighted average diluted common shares outstanding	43,768,647	43,996,637
Return on average assets[3]	1.37%	0.90%
Return on average equity[3]	13.00%	8.23%
Return on average tangible common equity1 3	17.35%	11.36%
Net interest margin[1] [3]	3.01%	3.35%

	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data:
Short-term interest bearing accounts	$1,131,074	$883,758	$972,195	$512,686	$450,291
Securities available for sale	1,576,030	1,534,733	1,387,028	1,348,698	1,197,925
Securities held to maturity	683,103	622,351	592,999	616,560	663,088
Net loans	7,473,442	7,419,127	7,528,459	7,388,885	7,446,143
Total assets	11,994,411	11,574,947	11,537,253	10,932,906	10,850,212
Total deposits	10,195,178	9,785,257	9,815,930	9,081,692	8,958,183
Total borrowings	313,311	304,110	308,766	406,731	446,737
Total liabilities	10,752,954	10,349,891	10,346,272	9,745,288	9,684,101
Stockholders’ equity	1,241,457	1,225,056	1,190,981	1,187,618	1,166,111

Capital:
Equity to assets	10.35%	10.58%	10.32%	10.86%	10.75%
Tangible equity ratio[1]	8.13%	8.28%	8.00%	8.41%	8.27%
Book value per share	$28.65	$28.19	$27.43	$27.22	$26.74
Tangible book value per share[2]	$21.95	$21.50	$20.71	$20.52	$20.02
Leverage ratio	9.47%	9.40%	9.60%	9.56%	9.48%
Common equity tier 1 capital ratio	12.20%	12.12%	12.13%	11.84%	11.63%
Tier 1 capital ratio	13.39%	13.34%	13.38%	13.09%	12.88%
Total risk-based capital ratio	15.74%	15.78%	15.92%	15.62%	15.43%
Common stock price (end of period)	$36.12	$35.97	$39.90	$32.10	$26.82

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality:
Nonaccrual loans	$35,737	$40,550	$43,399	$44,647	$35,896
90 days past due and still accruing	2,940	2,575	2,155	3,149	2,579
Total nonperforming loans	38,677	43,125	45,554	47,796	38,475
Other real estate owned	859	798	1,318	1,458	1,605
Total nonperforming assets	39,536	43,923	46,872	49,254	40,080
Allowance for loan losses	93,000	98,500	105,000	110,000	114,500

Asset quality ratios (total):
Allowance for loan losses to total loans	1.23%	1.31%	1.38%	1.47%	1.51%
Total nonperforming loans to total loans	0.51%	0.57%	0.60%	0.64%	0.51%
Total nonperforming assets to total assets	0.33%	0.38%	0.41%	0.45%	0.37%
Allowance for loan losses to total nonperforming loans	240.45%	228.41%	230.50%	230.14%	297.60%
Past due loans to total loans[4]	0.46%	0.26%	0.22%	0.37%	0.26%
Net charge-offs to average loans[3]	0.11%	0.07%	0.12%	0.21%	0.12%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.28%	1.38%	1.48%	1.56%	1.62%
Total nonperforming loans to total loans	0.53%	0.60%	0.64%	0.68%	0.55%
Total nonperforming assets to total assets	0.34%	0.39%	0.43%	0.47%	0.39%
Allowance for loan losses to total nonperforming loans	240.42%	228.36%	230.44%	230.10%	297.53%
Past due loans to total loans[4]	0.48%	0.27%	0.23%	0.39%	0.28%
Net charge-offs to average loans[3]	0.12%	0.07%	0.13%	0.22%	0.13%

	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	0.83%	1.11%	1.20%	1.34%	1.34%
Commercial real estate	0.93%	1.26%	1.48%	1.49%	1.57%
Paycheck protection program	0.01%	0.01%	0.01%	0.01%	0.01%
Residential real estate	0.93%	0.98%	1.03%	1.07%	1.21%
Auto	0.78%	0.76%	0.78%	0.93%	0.92%
Other consumer	4.57%	4.27%	4.34%	4.55%	4.66%
Total	1.23%	1.31%	1.38%	1.47%	1.51%
Total excluding PPP loans	1.28%	1.38%	1.48%	1.56%	1.62%

	2021			2020
Loans by line of business:	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Commercial	$1,466,597	$1,479,258	$1,466,841	$1,451,560	$1,458,053
Commercial real estate	2,320,341	2,265,754	2,242,289	2,196,477	2,121,198
Paycheck protection program	276,195	359,738	536,494	430,810	514,558
Residential real estate mortgages	1,549,684	1,512,354	1,478,216	1,466,662	1,448,530
Indirect auto	873,860	899,324	913,083	931,286	989,369
Specialty lending	692,919	602,585	577,509	579,644	566,973
Home equity	339,316	351,469	369,633	387,974	404,346
Other consumer	47,530	47,145	49,394	54,472	57,616
Total loans	$7,566,442	$7,517,627	$7,633,459	$7,498,885	$7,560,643

PPP unamortized fees (dollars in millions)	$10.5	$12.6	$14.2	$6.9	$11.3

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	September 30,	December 31,
Assets	2021	2020
Cash and due from banks	$215,032	$159,995
Short-term interest bearing accounts	1,131,074	512,686
Equity securities, at fair value	33,013	30,737
Securities available for sale, at fair value	1,576,030	1,348,698
Securities held to maturity (fair value $689,129 and $636,827, respectively)	683,103	616,560
Federal Reserve and Federal Home Loan Bank stock	25,161	27,353
Loans held for sale	1,024	1,119
Loans	7,566,442	7,498,885
Less allowance for loan losses	93,000	110,000
Net loans	$7,473,442	$7,388,885
Premises and equipment, net	71,928	74,206
Goodwill	280,541	280,541
Intangible assets, net	9,578	11,735
Bank owned life insurance	227,451	186,434
Other assets	267,034	293,957
Total assets	$11,994,411	$10,932,906

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,748,162	$3,241,123
Savings, NOW and money market	5,894,743	5,207,090
Time	552,273	633,479
Total deposits	$10,195,178	$9,081,692
Short-term borrowings	99,715	168,386
Long-term debt	14,020	39,097
Subordinated debt, net	98,380	98,052
Junior subordinated debt	101,196	101,196
Other liabilities	244,465	256,865
Total liabilities	$10,752,954	$9,745,288

Total stockholders’ equity	$1,241,457	$1,187,618

Total liabilities and stockholders’ equity	$11,994,411	$10,932,906

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest, fee and dividend income
Interest and fees on loans	$72,817	$74,998	$222,705	$230,996
Securities available for sale	5,898	5,603	17,204	16,956
Securities held to maturity	2,976	3,734	9,454	11,751
Other	524	659	1,206	2,138
Total interest, fee and dividend income	$82,215	$84,994	$250,569	$261,841
Interest expense
Deposits	$2,548	$4,267	$8,582	$18,183
Short-term borrowings	28	446	130	3,215
Long-term debt	89	398	301	1,184
Subordinated debt	1,359	1,375	4,077	1,503
Junior subordinated debt	517	565	1,572	2,186
Total interest expense	$4,541	$7,051	$14,662	$26,271
Net interest income	$77,674	$77,943	$235,907	$235,570
Provision for loan losses	(3,342)	3,261	(11,354)	51,741
Net interest income after provision for loan losses	$81,016	$74,682	$247,261	$183,829
Noninterest income
Service charges on deposit accounts	$3,489	$3,087	$9,544	$9,613
ATM and debit card fees	8,172	7,194	23,343	19,184
Retirement plan administration fees	10,495	9,685	30,372	26,840
Wealth management fees	8,783	7,695	25,099	21,791
Insurance services	3,720	3,742	10,689	11,303
Bank owned life insurance income	1,548	1,255	4,588	4,010
Net securities (losses) gains	(100)	84	568	(548
Other	4,222	4,985	12,480	15,968
Total noninterest income	$40,329	$37,727	$116,683	$108,161
Noninterest expense
Salaries and employee benefits	$44,190	$40,451	$128,462	$120,918
Occupancy	5,117	5,294	16,281	16,354
Data processing and communications	3,881	4,058	13,039	12,370
Professional fees and outside services	3,784	3,394	11,403	10,694
Equipment	5,577	5,073	16,247	14,494
Office supplies and postage	1,364	1,530	4,478	4,621
FDIC expense	772	645	2,243	1,949
Advertising	583	530	1,502	1,461
Amortization of intangible assets	663	856	2,157	2,573
Loan collection and other real estate owned, net	706	620	1,959	2,365
Other	6,232	3,857	14,405	14,730
Total noninterest expense	$72,869	$66,308	$212,176	$202,529
Income before income tax expense	$48,476	$46,101	$151,768	$89,461
Income tax expense	11,043	10,988	34,193	19,267
Net income	$37,433	$35,113	$117,575	$70,194
Earnings Per Share
Basic	$0.86	$0.80	$2.71	$1.61
Diluted	$0.86	$0.80	$2.69	$1.60

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$72,817	$74,795	$75,093	$76,863	$74,998
Securities available for sale	5,898	5,762	5,544	5,478	5,603
Securities held to maturity	2,976	3,096	3,382	3,532	3,734
Other	524	391	291	568	659
Total interest, fee and dividend income	$82,215	$84,044	$84,310	$86,441	$84,994
Interest expense
Deposits	$2,548	$2,862	$3,172	$3,887	$4,267
Short-term borrowings	28	32	70	193	446
Long-term debt	89	88	124	369	398
Subordinated debt	1,359	1,359	1,359	1,339	1,375
Junior subordinated debt	517	525	530	545	565
Total interest expense	$4,541	$4,866	$5,255	$6,333	$7,051
Net interest income	$77,674	$79,178	$79,055	$80,108	$77,943
Provision for loan losses	(3,342)	(5,216)	(2,796)	(607)	3,261
Net interest income after provision for loan losses	$81,016	$84,394	$81,851	$80,715	$74,682
Noninterest income
Service charges on deposit accounts	$3,489	$3,028	$3,027	$3,588	$3,087
ATM and debit card fees	8,172	8,309	6,862	6,776	7,194
Retirement plan administration fees	10,495	9,779	10,098	9,011	9,685
Wealth management fees	8,783	8,406	7,910	7,456	7,695
Insurance services	3,720	3,508	3,461	3,454	3,742
Bank owned life insurance income	1,548	1,659	1,381	1,733	1,255
Net securities (losses) gains	(100)	201	467	160	84
Other	4,222	4,426	3,832	5,937	4,985
Total noninterest income	$40,329	$39,316	$37,038	$38,115	$37,727
Noninterest expense
Salaries and employee benefits	$44,190	$42,671	$41,601	$41,016	$40,451
Occupancy	5,117	5,291	5,873	5,280	5,294
Data processing and communications	3,881	4,427	4,731	4,157	4,058
Professional fees and outside services	3,784	4,030	3,589	4,388	3,394
Equipment	5,577	5,493	5,177	5,395	5,073
Office supplies and postage	1,364	1,615	1,499	1,517	1,530
FDIC expense	772	663	808	739	645
Advertising	583	468	451	827	530
Amortization of intangible assets	663	682	812	822	856
Loan collection and other real estate owned, net	706	663	590	930	620
Other	6,232	5,416	2,757	10,133	3,857
Total noninterest expense	$72,869	$71,419	$67,888	$75,204	$66,308
Income before income tax expense	$48,476	$52,291	$51,001	$43,626	$46,101
Income tax expense	11,043	11,995	11,155	9,432	10,988
Net income	$37,433	$40,296	$39,846	$34,194	$35,113
Earnings Per Share
Basic	$0.86	$0.93	$0.91	$0.78	$0.80
Diluted	$0.86	$0.92	$0.91	$0.78	$0.80

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2021		Q2 - 2021		Q1 - 2021		Q4 - 2020		Q3 - 2020
Assets
Short-term interest bearing accounts	$1,014,120	0.16%	$974,034	0.09%	$587,358	0.09%	$552,529	0.11%	$477,946	0.11%
Securities available for sale1 5	1,513,071	1.55%	1,453,068	1.59%	1,346,380	1.67%	1,230,411	1.77%	1,137,604	1.96%
Securities held to maturity1 5	657,314	1.95%	604,582	2.23%	607,407	2.43%	640,422	2.36%	621,812	2.56%
Investment in FRB and FHLB Banks	25,154	1.91%	25,115	2.67%	25,606	2.45%	28,275	5.94%	29,720	7.08%
Loans1 6	7,517,839	3.84%	7,574,272	3.96%	7,574,337	4.02%	7,533,953	4.06%	7,559,218	3.95%
Total interest earning assets	$10,727,498	3.05%	$10,631,071	3.18%	$10,141,088	3.38%	$9,985,590	3.46%	$9,826,300	3.45%
Other assets	1,019,797		971,681		960,994		954,123		967,194
Total assets	$11,747,295		$11,602,752		$11,102,082		$10,939,713		$10,793,494

Liabilities and stockholders’ equity
Money market deposit accounts	$2,580,570	0.19%	$2,605,767	0.21%	$2,484,120	0.23%	$2,455,510	0.27%	$2,364,606	0.28%
NOW deposit accounts	1,442,678	0.05%	1,454,751	0.05%	1,358,955	0.05%	1,315,370	0.05%	1,207,064	0.05%
Savings deposits	1,691,539	0.05%	1,660,722	0.05%	1,547,983	0.05%	1,465,562	0.05%	1,447,021	0.05%
Time deposits	565,216	0.62%	591,147	0.75%	615,343	0.93%	645,288	1.15%	684,708	1.31%
Total interest bearing deposits	$6,280,003	0.16%	$6,312,387	0.18%	$6,006,401	0.21%	$5,881,730	0.26%	$5,703,399	0.30%
Short-term borrowings	99,703	0.11%	95,226	0.13%	115,182	0.25%	175,597	0.44%	277,890	0.64%
Long-term debt	14,029	2.52%	14,053	2.51%	19,913	2.53%	59,488	2.47%	64,137	2.47%
Subordinated debt, net	98,311	5.48%	98,204	5.55%	98,095	5.62%	97,984	5.44%	97,934	5.59%
Junior subordinated debt	101,196	2.03%	101,196	2.08%	101,196	2.12%	101,196	2.14%	101,196	2.22%
Total interest bearing liabilities	$6,593,242	0.27%	$6,621,066	0.29%	$6,340,787	0.34%	$6,315,995	0.40%	$6,244,556	0.45%
Demand deposits	3,676,883		3,542,176		3,319,024		3,178,410		3,111,617
Other liabilities	244,125		235,536		250,991		271,206		282,265
Stockholders’ equity	1,233,045		1,203,974		1,191,280		1,174,102		1,155,056
Total liabilities and stockholders’ equity	$11,747,295		$11,602,752		$11,102,082		$10,939,713		$10,793,494

Interest rate spread		2.78%		2.89%		3.04%		3.06%		3.00%
Net interest margin (FTE)[1]		2.88%		3.00%		3.17%		3.20%		3.17%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months Ended September 30,	2021			2020
Assets
Short-term interest bearing accounts	$860,067	$763	0.12%	$311,577	$464	0.20%
Securities available for sale1 5	1,438,117	17,204	1.60%	1,028,962	16,956	2.20%
Securities held to maturity1 5	623,284	10,237	2.20%	619,379	12,562	2.71%
Investment in FRB and FHLB Banks	25,290	443	2.34%	35,349	1,674	6.33%
Loans1 6	7,555,276	222,821	3.94%	7,437,566	231,168	4.15%
Total interest earning assets	$10,502,034	$251,468	3.20%	$9,432,833	$262,824	3.72%
Other assets	984,372			938,296
Total assets	$11,486,406			$10,371,129

Liabilities and stockholders’ equity
Money market deposit accounts	$2,557,172	$4,022	0.21%	$2,275,765	$8,646	0.51%
NOW deposit accounts	1,419,102	531	0.05%	1,153,780	548	0.06%
Savings deposits	1,633,941	625	0.05%	1,369,219	553	0.05%
Time deposits	590,385	3,404	0.77%	762,548	8,436	1.48%
Total interest bearing deposits	$6,200,600	$8,582	0.19%	$5,561,312	$18,183	0.44%
Short-term borrowings	103,314	130	0.17%	412,312	3,215	1.04%
Long-term debt	15,976	301	2.52%	64,165	1,184	2.46%
Subordinated debt, net	98,204	4,077	5.55%	35,750	1,503	5.62%
Junior subordinated debt	101,196	1,572	2.08%	101,196	2,186	2.89%
Total interest bearing liabilities	$6,519,290	$14,662	0.30%	$6,174,735	$26,271	0.57%
Demand deposits	3,514,005			2,800,297
Other liabilities	243,525			256,226
Stockholders’ equity	1,209,586			1,139,871
Total liabilities and stockholders’ equity	$11,486,406			$10,371,129
Net interest income (FTE)[1]		$236,806			$236,553
Interest rate spread			2.90%			3.15%
Net interest margin (FTE)[1]			3.01%			3.35%
Taxable equivalent adjustment		$899			$983
Net interest income		$235,907			$235,570

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue (“PPNR”)	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$37,433	$40,296	$39,846	$34,194	$35,113
Income tax expense	11,043	11,995	11,155	9,432	10,988
Provision for loan losses	(3,342)	(5,216)	(2,796)	(607)	3,261
FTE adjustment	298	299	302	318	325
Net securities losses (gains)	100	(201)	(467)	(160)	(84)
Provision for unfunded loan commitments reserve	(470)	(80)	(500)	900	-
Nonrecurring expense	2,288	1,880	-	4,100	-
PPNR	$47,350	$48,973	$47,540	$48,177	$49,603

Average Assets	$11,747,295	$11,602,757	$11,102,082	$10,939,713	$10,793,494

Return on Average Assets[3]	1.26%	1.39%	1.46%	1.24%	1.29%
PPNR Return on Average Assets[3]	1.60%	1.69%	1.74%	1.75%	1.83%

	9 Months Ended September 30,
	2021	2020
Net income	$117,575	$70,194
Income tax expense	34,193	19,267
Provision for loan losses	(11,354)	51,741
FTE adjustment	899	983
Net securities (gains) losses	(568)	548
Provision for unfunded loan commitments reserve	(1,050)	1,800
Nonrecurring expense	4,168	650
PPNR	$143,863	$145,183

Average Assets	$11,486,406	$10,371,129

Return on Average Assets[3]	1.37%	0.90%
PPNR Return on Average Assets[3]	1.67%	1.87%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in the provision for loan losses, net securities gains (losses) and non-recurring income and/or expense.

FTE Adjustment	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net interest income	$77,674	$79,178	$79,055	$80,108	$77,943
Add: FTE adjustment	298	299	302	318	325
Net interest income (FTE)	$77,972	$79,477	$79,357	$80,426	$78,268
Average earning assets	$10,727,498	$10,631,071	$10,141,088	$9,985,590	$9,826,300
Net interest margin (FTE)[3]	2.88%	3.00%	3.17%	3.20%	3.17%

	9 Months Ended September 30,
	2021	2020
Net interest income	$235,907	$235,570
Add: FTE adjustment	899	983
Net interest income (FTE)	$236,806	$236,553
Average earning assets	$10,502,034	$9,432,833
Net interest margin (FTE)[3]	3.01%	3.35%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Tangible equity to tangible assets	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Total equity	$1,241,457	$1,225,056	$1,190,981	$1,187,618	$1,166,111
Intangible assets	290,119	290,782	291,464	292,276	293,098
Total assets	$11,994,411	$11,574,947	$11,537,253	$10,932,906	$10,850,212
Tangible equity to tangible assets	8.13%	8.28%	8.00%	8.41%	8.27%

Return on average tangible common equity	2021			2020
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$37,433	$40,296	$39,846	$34,194	$35,113
Amortization of intangible assets (net of tax)	497	512	609	617	642
Net income, excluding intangibles amortization	$37,930	$40,808	$40,455	$34,811	$35,755

Average stockholders’ equity	$1,233,045	$1,203,974	$1,191,280	$1,174,102	$1,155,056
Less: average goodwill and other intangibles	290,492	291,133	291,921	292,725	293,572
Average tangible common equity	$942,553	$912,841	$899,359	$881,377	$861,484
Return on average tangible common equity[3]	15.97%	17.93%	18.24%	15.71%	16.51%

	9 Months Ended September 30,
	2021	2020
Net income	$117,575	$70,194
Amortization of intangible assets (net of tax)	1,618	1,930
Net income, excluding intangibles amortization	$119,193	$72,124

Average stockholders’ equity	$1,209,586	$1,139,871
Less: average goodwill and other intangibles	291,177	291,472
Average tangible common equity	$918,409	$848,399
Return on average tangible common equity[3]	17.35%	11.36%

2 Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
3 Annualized.
4 Total past due loans, defined as loans 30 days or more past due and in an accrual status.
5 Securities are shown at average amortized cost.
6 For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.